Spark Energy, Inc. Reports First Quarter 2018 Financial Results

HOUSTON, May 9, 2018 (GLOBE NEWSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, today reported financial results for the quarter ended March 31, 2018.
Key Highlights

•	Achieved $15.9 million in Adjusted EBITDA, $45.7 million in Retail Gross Margin, and a $(41.8) million Net Loss for the first quarter

•	Total RCE count increased 1% to a record 1,055,000 as of March 31, 2018

•	Average monthly attrition of 4.2% for the first quarter

•	Closed on two acquisitions, adding approximately 80,000 RCEs

•	Continue to simplify, streamline, and optimize the organization

•	Expanded the senior credit facility to $200.0 million in commitments

•	Issued two million shares of Series A Preferred Stock for net proceeds of approximately $48.9 million

“Since the start of the year, we closed on two acquisitions, completed the integration of Verde Energy, implemented additional integration and cost-reduction initiatives, and further increased our liquidity,” said Nathan Kroeker, Spark Energy’s President and Chief Executive Officer. “That said, first quarter results were tempered by an unexpected burst of cold weather in early January that adversely affected Spark and our entire industry. This prolonged cold weather negatively impacted our financial results, especially compared to last year, when warmer-than-normal weather resulted in very strong unit margins for the winter months.

“Looking forward to the remainder of the year, we will continue to execute on our synergy projects to achieve further economies of scale. We intend to remain cost-effective with our organic acquisitions, and we will continue to evaluate additional acquisition opportunities while maintaining discipline with respect to purchase prices and valuation. On balance, we still anticipate that full-year Adjusted EBITDA for 2018 should be similar to that of 2017.”
Summary First Quarter 2018 Financial Results
For the quarter ended March 31, 2018, Spark reported Adjusted EBITDA of $15.9 million compared to Adjusted EBITDA of $34.4 million for the quarter ended March 31, 2017. The Company attributes this decrease of $18.5 million primarily to unexpected extreme cold weather patterns that raised short-term commodity prices in January.
For the quarter ended March 31, 2018, Spark reported Retail Gross Margin of $45.7 million compared to Retail Gross Margin of $64.6 million for the quarter ended March 31, 2017. Spark attributes this decrease of $18.9 million primarily to unexpected extreme cold weather patterns that raised short-term commodity prices in January.
Net loss for the quarter ended March 31, 2018, was $(41.8) million compared to net income of $11.1 million for the quarter ended March 31, 2017, driven by higher non-cash mark-to-market losses.
Strategic Update
As previously announced, the termination of the Verde earnout agreement on January 15, 2018 has allowed Spark to integrate Verde's operations on an accelerated basis. In addition, the Company expects the reintegration of Retailco

Services into its operations, effective April 1, 2018, will allow it to realize synergies and cost reductions as early as the second quarter. Finally, Spark's internal brand consolidation and cost-cutting measures should also begin impacting 2018 results in the second quarter.
During the quarter, Spark increased the commitments on its credit facility to $200.0 million and issued an additional $48.9 million of its Series A Preferred Stock.
Liquidity and Capital Resources

($ in thousands)	March 31, 2018
Cash and cash equivalents	$21,065
Senior Credit Facility Availability (1)	43,811
Subordinated Debt Availability (2)	25,000
Total Liquidity	$89,876
(1) Subject to Senior Credit Facility borrowing base and covenant restrictions.
(2) The availability of the Subordinated Facility is dependent on our Founder's financial position and liquidity.
Dividend
Spark’s Board of Directors declared quarterly dividends of $0.18125 per share of Class A common stock payable on June 14, 2018, and $0.546875 per share of Series A Preferred Stock payable on July 16, 2018.
Conference Call and Webcast
Spark will host a conference call to discuss first quarter 2018 results on Thursday, May 10, 2018, at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events-and-presentations. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “projects,” or other similar words. All statements, other than statements of historical fact included in this earnings release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this earnings release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices and the sufficiency of risk management and hedging policies;

•	extreme and unpredictable weather conditions, and the impact of hurricanes and other natural disasters;

•	federal, state and local regulation, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by the New York Public Service Commission;

•	our ability to borrow funds and access credit markets and restrictions in our debt agreements and collateral requirements;

•	credit risk with respect to suppliers and customers;

•	changes in costs to acquire customers and actual customer attrition rates;

•	accuracy of billing systems;

•	whether our majority stockholder or its affiliates offer us acquisition opportunities on terms that are commercially acceptable to us;

•	ability to successfully identify and complete, and efficiently integrate acquisitions into our operations;

•	competition; and

•	the “Risk Factors” in our latest Annual Report on Form 10-K, and in our quarterly reports, other public filings and press releases.
You should review the risk factors and other factors noted throughout or incorporated by reference in this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2018 AND DECEMBER 31, 2017
(in thousands)

(unaudited)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$21,065	$29,419
Accounts receivable, net of allowance for doubtful accounts of $4.4 million and $4.0 million as of March 31, 2018 and December 31, 2017, respectively	152,454	158,814
Accounts receivable—affiliates	3,063	3,661
Inventory	400	4,470
Fair value of derivative assets	7,965	31,191
Customer acquisition costs, net	20,181	22,123
Customer relationships, net	20,878	18,653
Prepaid assets	3,809	1,028
Deposits	28,763	7,701
Other current assets	23,254	19,678
Total current assets	281,832	296,738
Property and equipment, net	7,699	8,275
Fair value of derivative assets	262	3,309
Customer acquisition costs, net	6,698	6,949
Customer relationships, net	35,074	34,839
Deferred tax assets	30,734	24,185
Goodwill	120,154	120,154
Other assets	11,452	11,500
Total assets	$493,905	$505,949
Liabilities, Series A Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$61,687	$77,510
Accounts payable—affiliates	4,050	4,622
Accrued liabilities	41,512	33,679
Fair value of derivative liabilities	12,347	1,637
Current portion of Senior Credit Facility	—	7,500
Current payable pursuant to tax receivable agreement—affiliates	5,937	5,937
Current contingent consideration for acquisitions	3,043	4,024
Other current liabilities	2,484	2,675
Current portion of note payable	11,332	13,443
Total current liabilities	142,392	151,027
Long-term liabilities:
Fair value of derivative liabilities	11,038	492
Payable pursuant to tax receivable agreement—affiliates	26,355	26,355
Long-term portion of Senior Credit Facility	106,500	117,750
Contingent consideration for acquisitions	—	626
Other long-term liabilities	—	172
Long-term portion of note payable	5,900	7,051
Total liabilities	$292,185	$303,473
Commitments and contingencies (Note 13)
Series A Preferred Stock, par value $0.01 per share, 20,000,000 shares authorized, 3,707,256 shares issued and outstanding at March 31, 2018 and 1,704,339 shares issued and outstanding at December 31, 2017	90,758	41,173
Stockholders' equity:
Common Stock (1) :
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 13,237,981 issued, and 13,138,535 outstanding at March 31, 2018 and 13,235,082 issued and 13,135,636 outstanding at December 31, 2017	132	132
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 21,485,126 issued and outstanding at March 31, 2018 and December 31, 2017	216	216
Additional paid-in capital	27,717	26,914
Accumulated other comprehensive loss	(43)	(11)
Retained earnings	(5,726)	11,008
Treasury stock, at cost, 99,446 shares at March 31, 2018 and December 31, 2017	(2,011)	(2,011)
Total stockholders' equity	20,285	36,248
Non-controlling interest in Spark HoldCo, LLC	90,677	125,055
Total equity	110,962	161,303
Total liabilities, Series A Preferred Stock and stockholders' equity	$493,905	$505,949
(1)    Outstanding shares of common stock reflect the two-for-one stock split, which took effect on June 16, 2017. See Note 5 "Equity" for further discussion.

(2)    See Note 5 "Equity" for disclosure of our variable interest entity in Spark HoldCo, LLC.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017 (1)
Revenues:
Retail revenues	$284,001	$196,500
Net asset optimization revenues/(expense) (2)	2,687	(193)
Total Revenues	286,688	196,307
Operating Expenses:
Retail cost of revenues	289,876	145,761
General and administrative (3)	30,047	24,493
Depreciation and amortization	13,019	9,270
Total Operating Expenses	332,942	179,524
Operating (loss) income	(46,254)	16,783
Other (expense)/income:
Interest expense	(2,245)	(3,445)
Interest and other income	201	199
Total other expenses	(2,044)	(3,246)
(Loss) Income before income tax (benefit) expense	(48,298)	13,537
Income tax (benefit)/expense	(6,467)	2,405
Net (loss) income	(41,831)	$11,132
Less: Net (loss) income attributable to non-controlling interests	(29,505)	8,862
Net (loss) income attributable to Spark Energy, Inc. stockholders	$(12,326)	$2,270
Less: Dividend on Series A preferred stock	2,027	183
Net (loss) income attributable to stockholders of Class A common stock	$(14,353)	$2,087
Other comprehensive loss, net of tax:
Currency translation loss	$(83)	$(49)
Other comprehensive loss	(83)	(49)
Comprehensive (loss) income	$(41,914)	$11,083
Less: Comprehensive (loss) income attributable to non-controlling interests	(29,556)	8,831
Comprehensive (loss) income attributable to Spark Energy, Inc. stockholders	$(12,358)	$2,252

(1)
Financial information has been recast to include results attributable to the acquisition of Perigee Energy, LLC by an affiliate on February 3, 2017. See Notes 2 and 4, "Basis of Presentation and Summary of Significant Accounting Policies" and "Acquisitions," respectively, for further discussion.

(2)
Net asset optimization revenues (expenses) includes asset optimization revenues—affiliates of $648 and $0 for the three months ended March 31, 2018 and 2017, respectively, and asset optimization revenues—affiliates cost of revenues of $12 and $0 for the three months ended March 31, 2018 and 2017, respectively.

(3)	General and administrative expense includes general and administrative expense—affiliates of $6,400 and $7,300 for the three months ended March 31, 2018 and 2017, respectively.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2018
(in thousands)
(unaudited)

	Issued Shares of Class A Common Stock	Issued Shares of Class B Common Stock	Treasury Stock	Class A Common Stock	Class B Common Stock	Treasury Stock	Accumulated Other Comprehensive Loss	Additional Paid-in Capital	Retained Earnings (Deficit)	Total Stockholders' Equity	Non-controlling Interest	Total Equity
Balance at December 31, 2017	13,235	21,485	(99)	$132	$216	$(2,011)	$(11)	$26,914	$11,008	$36,248	$125,055	$161,303
Stock based compensation	—	—	—	—	—	—	—	817	—	817	—	817
Restricted stock unit vesting	3	—	—	—	—	—	—	(14)	—	(14)	—	(14)
Consolidated net loss	—	—	—	—	—	—	—	—	(12,326)	(12,326)	(29,505)	(41,831)
Foreign currency translation adjustment for equity method investee	—	—	—	—	—	—	(32)	—	—	(32)	(51)	(83)
Distributions paid to non-controlling unit holders	—	—	—	—	—	—	—	—	—	—	(4,822)	(4,822)
Dividends paid to Class A common stockholders	—	—	—	—	—	—	—	—	(2,381)	(2,381)	—	(2,381)
Dividends to Preferred Stock	—	—	—	—	—	—	—	—	(2,027)	(2,027)	—	(2,027)
Balance at March 31, 2018	13,238	21,485	(99)	$132	$216	$(2,011)	$(43)	$27,717	$(5,726)	$20,285	$90,677	$110,962

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017 (1)
Cash flows from operating activities:
Net (loss) income	$(41,831)	$11,132
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization expense	11,632	8,204
Deferred income taxes	(6,549)	(87)
Stock based compensation	1,131	1,367
Amortization of deferred financing costs	295	248
Change in Fair Value of Earnout liabilities	—	711
Accretion on fair value of Earnout liabilities	—	1,226
Bad debt expense	2,423	356
Loss on derivatives, net	36,542	21,796
Current period cash settlements on derivatives, net	16,442	(6,178)
Accretion of discount to convertible subordinated notes to affiliate	—	1,004
Payment of the Major Energy Companies Earnout	—	(1,104)
Other	(248)	6
Changes in assets and liabilities:
Decrease in accounts receivable	9,737	3,738
Decrease (Increase) in accounts receivable—affiliates	354	(55)
Decrease in inventory	4,070	3,322
Increase in customer acquisition costs	(4,274)	(7,690)
Increase in prepaid and other current assets	(22,719)	(1,302)
Increase in other assets	(58)	—
Decrease in accounts payable and accrued liabilities	(9,091)	(8,979)
Decrease in accounts payable—affiliates	(572)	(1,684)
Decrease in other current liabilities	(6,653)	(2,413)
Decrease in other non-current liabilities	(171)	(324)
Net cash (used in) provided by operating activities	(9,540)	23,294
Cash flows from investing activities:
Purchases of property and equipment	(754)	(112)
Acquisition of HIKO Energy	(15,041)	—
Net cash used in investing activities	(15,795)	(112)
Cash flows from financing activities:
Proceeds from issuance of Series A Preferred Stock, net of issuance costs paid	48,490	38,607
Borrowings on notes payable	83,800	5,625
Payments on notes payable	(102,550)	(46,993)
Payment of the Major Energy Companies Earnout	(1,607)	(6,299)
Payment of the Provider Companies Earnout and installment consideration	—	(2,097)
Payments on the Verde promissory note	(3,261)	—
Proceeds from disgorgement of stockholders short-swing profits	244	666
Payment of dividends to Class A common stockholders	(2,381)	(2,355)
Payment of distributions to non-controlling unitholders	(4,822)	(4,347)
Payment of Dividends to Preferred Stock	(932)	—
Net cash provided by (used in) financing activities	16,981	(17,193)
(Decrease) increase in Cash and cash equivalents	(8,354)	5,989
Cash and cash equivalents—beginning of period	29,419	18,960
Cash and cash equivalents—end of period	$21,065	$24,949
Supplemental Disclosure of Cash Flow Information:
Non-cash items:
Property and equipment purchase accrual	$180	$76
Cash paid during the period for:
Interest	$1,854	$888
Taxes	$1,268	$118
(1) Financial information has been recast to include results attributable to the acquisition of Perigee Energy, LLC by an affiliate on February 3, 2017.

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE THREE MONTHS ENDED March 31, 2018 AND 2017
(in thousands, except per unit operating data)
(unaudited)

	Three Months Ended March 31,
	2018	2017 (1)
	(in thousands, except volume and per unit operating data)
Retail Electricity Segment
Total Revenues	220,899	133,694
Retail Cost of Revenues	249,547	108,844
Less: Net Losses on non-trading derivatives, net of cash settlements	(48,367)	(11,921)
Retail Gross Margin — Electricity	19,719	36,771
Volumes — Electricity (MWhs)	2,252,024	1,385,114
Retail Gross Margin — Electricity per MWh	8.76	26.55

Retail Natural Gas Segment
Total Revenues	$65,789	$62,613
Retail Cost of Revenues	40,329	36,917
Less: Net Asset Optimization Revenues (Expenses)	2,687	(193)
Less: Net Losses on non-trading derivatives, net of cash settlements	(3,227)	(1,940)
Retail Gross Margin — Gas	$26,000	$27,829
Volumes — Gas (MMBtus)	7,677,082	8,219,279
Retail Gross Margin — Gas per MMBtu	$3.39	$3.39
(1) Financial information has been recast to include results attributable to the acquisition of Perigee Energy, LLC by an affiliate on February 3, 2017.

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize such costs and amortize them over two years in accordance with our accounting policies. The deduction of current period customer acquisition costs is consistent with how we manage our business, but the comparability of Adjusted EBITDA between periods may be affected by varying levels of customer acquisition costs. For example, our Adjusted EBITDA is lower in years of customer growth reflecting larger customer acquisition spending. We do not deduct the cost of customer acquisitions through acquisitions of business or portfolios of customers in calculated Adjusted EBITDA. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan.

We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends; and

•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt.

Retail Gross Margin
We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on non-trading derivative instruments, and (iii) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity business by removing the impacts of our asset optimization activities and net non-cash income (loss) impact of our economic hedging activities. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.
We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.
The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATIONS
(in thousands)
(unaudited)

	Three Months Ended March 31,
(in thousands)	2018	2017 (1)
Reconciliation of Adjusted EBITDA to Net Income:
Net (loss) income	$(41,831)	$11,132
Depreciation and amortization	13,019	9,270
Interest expense	2,245	3,445
Income tax (benefit) expense	(6,467)	2,405
EBITDA	(33,034)	26,252
Less:
Net, losses on derivative instruments	(36,542)	(21,796)
Net, Cash settlements on derivative instruments	(15,537)	7,355
Customer acquisition costs	4,274	7,690
Plus:
Non-cash compensation expense	1,131	1,367
Adjusted EBITDA	$15,902	$34,370
(1) Financial information has been recast to include results attributable to the acquisition of Perigee Energy, LLC by an affiliate on February 3, 2017.

	Three Months Ended March 31,
(in thousands)	2018	2017 (1)
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash (used in) provided by operating activities	$(9,540)	$23,294
Amortization of deferred financing costs	(295)	(248)
Allowance for doubtful accounts and bad debt expense	(2,423)	(356)
Interest expense	2,245	3,445
Income tax (benefit) expense	(6,467)	2,405
Changes in operating working capital
Accounts receivable, prepaids, current assets	12,628	(2,381)
Inventory	(4,070)	(3,322)
Accounts payable and accrued liabilities	16,316	13,076
Other	7,508	(1,543)
Adjusted EBITDA	$15,902	$34,370
Cash Flow Data:
Cash flows (used in) provided by operating activities	$(9,540)	$23,294
Cash flows used in investing activities	(15,795)	(112)
Cash flows provided by (used in) financing activities	16,981	(17,193)
(1) Financial information has been recast to include results attributable to the acquisition of Perigee Energy, LLC by an affiliate on February 3, 2017.

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended March 31,
(in thousands)	2018	2017 (1)
Reconciliation of Retail Gross Margin to Operating Income:
Operating (loss) income	$(46,254)	$16,783
Depreciation and amortization	13,019	9,270
General and administrative	30,047	24,493
Less:
Net asset optimization revenues (expenses)	2,687	(193)
Net, Losses on non-trading derivative instruments	(36,712)	(21,376)
Net, Cash settlements on non-trading derivative instruments	(14,882)	7,515
Retail Gross Margin	$45,719	$64,600
Retail Gross Margin - Retail Electricity Segment	$19,719	$36,771
Retail Gross Margin - Retail Natural Gas Segment	$26,000	$27,829
(1) Financial information has been recast to include results attributable to the acquisition of Perigee Energy, LLC by an affiliate on February 3, 2017.

Contact: Spark Energy, Inc.
Investors:
Christian Hettick, 832-200-3727
Media:
Kira Jordan, 832-255-7302